FIRST AMENDMENT TO CREDIT AGREEMENT


      THIS FIRST AMENDMENT TO CREDIT AGREEMENT entered into as of February 2, 1999 by and among AJAY SPORTS, INC., a Delaware corporation, LEISURE LIFE, INC., a Tennessee corporation, PALM SPRINGS GOLF, INC., a Colorado corporation, and AJAY LEISURE PRODUCTS, INC., a Delaware corporation, (each individually referred to as "Borrower" and all collectively referred to as "Borrowers"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

      Borrowers and Bank are parties to that certain Credit Agreement dated as of June 30, 1998 ("Agreement"). Borrowers and Bank desire to revise the Agreement in the manner set forth herein to provide for a seasonal overadvance for the period of February through June, 1999.

      All capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, Borrowers and Bank agree as follows:

     1. Definitions of "Additional Amount" and "Available Credit." Section 1.1 of the Agreement is hereby amended by adding the following definition of "Additional Amount and revising the definition of "Available Credit" in its entirety as follows:

            "Additional Amount" means, (i) during the months of February through May, 1999, the lesser of $750,000 or 15% of the Borrowing Base, and (ii) during June, 1999, the lesser of $375,000 or 7.5% of the Borrowing Base

            "Available Credit" means, at any time, the amount by which the aggregate of the outstanding principal amount of the Revolving Loans at such time and the Letter of Credit Obligations at such time is less than the lesser of (i) $9,500,000 or (ii) the Borrowing Base plus the Additional Amount.

     2. Revision of Section 3.1(a). The first sentence of Section 3.1(a) of the Agreement is hereby amended in its entirety to read as follows:

            On the terms and subject to the conditions contained in this Agreement, Bank agrees to make loans (each a "Revolving Loan") to Borrowers from time to time until the Maturity Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $9,500,000 or (ii) the Borrowing Base plus the Additional Amount.

     3. Revision of Section 3.4(a). Section 3.4(a) of the Agreement is hereby amended in its entirety to read as follows:

            (a) Interest. Except as otherwise provided in the next sentence, the outstanding principal balance of the Revolving Loans shall bear interest at a fluctuating rate per annum equal to the aggregate of the Base Rate in effect from time to time plus 100 basis points, provided, however, upon the occurrence of a Rate Reduction Event, the number of basis points will be reduced from 100 to 75 provided, further, upon the occurrence thereafter of a Loss, the number of basis points will be increased from 75 to 100. The portion of the outstanding principal balance of the Revolving Loans which is an advance of Additional Amount shall bear interest at a fluctuating rate per annum equal to the aggregate of the Base Rate in effect from time to time plus 200 basis points. The outstanding principal balance of the Term Loan shall bear interest at a fluctuating rate per annum equal to the aggregate of the Base Rate in effect from time to time plus 125 basis points. The foregoing notwithstanding, the rate of interest applicable at all times during the continuation of an Event of Default shall be the applicable rate set forth above plus an additional 200 basis points. All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at a fluctuating rate per annum equal to the Base Rate in effect from time to time plus 300 basis points.

     4. Control Agreement. On or before March 1, 1999, Borrowers shall cause Ajay Parent and Ajay Parent's securities intermediary to execute and deliver to Bank a control agreement containing terms acceptable to Bank for the purpose of perfecting (by control) Bank's security interest in the 156,719 shares of Williams Controls, Inc.'s common stock owned by Ajay Parent. Borrowers' failure to cause such agreement to be delivered to Bank on or before March 1, 1999 shall be an Event of Default.

     5. Accommodation Fee. As consideration for Bank entering into this First Amendment to Credit Agreement, Borrowers hereby agree to pay Bank an
          accommodation   fee  of  $5,000  upon  the  execution  of  this  First
          Amendment.

     6. Effective Date. This First Amendment shall be effective upon the execution of this First Amendment by Borrowers and Bank, and the payment by Borrowers of the accommodation fee.

     7. Ratification. Except as otherwise provided in this First Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     8. One Agreement. The Agreement, as modified by the provisions of this First Amendment, shall be construed as one agreement.

     9. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

     10.  Oregon Statutory Notice.

      UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

      IN WITNESS WHEREOF, the parties have executed this First Amendment to Credit Agreement as of the date first above written.

AJAY SPORTS, INC.                       LEISURE LIFE, INC.

By:__________________________           By:_____________________________
Title:_______________________           Title:__________________________

PALM SPRINGS GOLF, INC.                 AJAY LEISURE PRODUCTS, INC.

By:__________________________           By:_____________________________
Title:_______________________           Title:__________________________


                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION

                                        By:______________________________
                                        Title:___________________________